                                                                      EXHIBIT 21

                           WYNN'S INTERNATIONAL, INC.

                           SUBSIDIARIES OF REGISTRANT


                                                               State or other
                                                               Jurisdiction of
Name                                                           Incorporation
----                                                           ---------------
Wynn Oil Company.............................................  California
      Medallion Warranty Services, Inc.......................  California
      WECI Warranty Services, Inc............................  Florida
      Wynn's Extended Care, Inc..............................  California
      Wynn's Australia Pty. Limited..........................  Australia
      Wynn's Belgium N.V.....................................  Belgium
           Wynn's Mekuba India Private Limited...............  India
           Wynn's Nederland B.V..............................  Netherlands
      Wynn's Canada, Ltd.....................................  Canada
      Wynn's Deutschland GmbH................................  Germany
      Wynn's Espana, S.A.....................................  Spain
      Wynn's France, S.A.....................................  France
           Wynn's Automotive France Consumer.................  France
           Wynn's Automotive France Professional.............  France
                Wynn's Reseau................................  France
           Wynn's Industrie..................................  France
      Wynn's Friction Proofing de Mexico S.A. de C.V.........  Mexico
      Wynn Oil (N.Z.) Limited................................  New Zealand
      Wynn Oil (South Africa) (Pty.) Limited.................  South Africa
      Wynn Oil (U.K.) Limited................................  England
      Wynn Oil Venezuela, S.A................................  Venezuela
Wynn's Export, Inc...........................................  U.S. Virgin Islands
Alkid Corporation............................................  California
Robert Skeels & Company......................................  California
Wynn's Climate Systems, Inc..................................  Texas
      Lone Star Manufacturing Co., Inc.......................  Texas
Guidedetail Limited..........................................  England
Wynn's (UK) Limited..........................................  England
Wynn's Fluid Power, Inc......................................  Delaware
      Wynn's-Precision, Inc..................................  Delaware
           PRPC, Inc.........................................  Tennessee
           Wynn's-Precision Canada Ltd.......................  Canada
                Wynn's-Precision (U.K.) Ltd..................  England
                PRP Seals, Ltd...............................  Canada
      Dynamic Seals, Inc.....................................  Delaware


         Except for Wynn Oil Venezuela, S.A. ("Wynn's Venezuela") and Wynn's Mekuba India Private Limited ("Wynn's India"), all of the above-named subsidiaries are 100% owned by Registrant. Wynn's Venezuela and Wynn's India are each 51% owned by Registrant.